UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

COMMUNITY FIRST BANKSHARES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19368	46-0391436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Main Avenue Fargo, North Dakota		58124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 298-5600

ITEM 1.	Not Applicable

ITEM 2.	Not Applicable.

ITEM 3.	Not Applicable.

ITEM 4.	Not Applicable.

ITEM 5.	Not Applicable.

ITEM 6.	Not Applicable.

ITEM 7.	Exhibits.

99.1                           Form of Notice of Termination of Blackout Period to Directors and Executive Officers of Community First Bankshares, Inc.

ITEM 8.	Not Applicable.

ITEM 9.	Not Applicable.

ITEM 10.	Not Applicable.

ITEM 11.	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

Community First Bankshares, Inc. (the “Company”), previously provided notice under Rule 104 of Regulation BTR of a blackout period under its 401(k) Retirement Plan (the “Plan”) (the “Plan Blackout Period”).  The Plan Blackout Period commenced on September 18, 2003 and was scheduled to conclude on November 5, 2003.  On October 21, 2003, the Company gave notice to its employees, officers and directors that the Plan Blackout Period would terminate on October 21, 2003 because the Company’s 401(k) Plan administrator finished its work in less time than anticipated.

A copy of the notice sent to Directors and Section 16 executive officers is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 12.	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY FIRST BANKSHARES, INC.

Dated: October 21, 2003	By	/s/ Mark A. Anderson
Mark A. Anderson, Chief Executive Officer

Exhibit Index

99.1                                       Notice of Termination Blackout Period dated October 21, 2003 to Directors and Executive Officers of Community First Bankshares, Inc.